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                                                                  Exhibit 10.1



                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT



      This SERIES A PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of December 20, 1996 by and among Able Telcom Holding Corp., a Florida corporation (the "Corporation"), and the parties listed on the Schedule of Investors attached to this Agreement as Exhibit A (each hereinafter individually referred to as an "Investor" and collectively referred to as the "Investors").

                             W I T N E S S E T H:

      WHEREAS, the Corporation desires to sell to the Investors, and the Investors desire to purchase from the Corporation, shares of the Corporation's Series A Preferred Stock on the terms and conditions set forth in this Agreement;

      NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

      1.    AGREEMENT TO PURCHASE AND SELL STOCK.

            1.1 Authorization. As of the Closing (as defined below) the Corporation will have authorized the issuance, pursuant to the terms and conditions of this Agreement, of (i) up to 1,200 shares of the Corporation's Series A Preferred Stock, $.10 par value per share (the "Series A Stock") having the rights, preferences, privileges and restrictions set forth in the Articles of Amendment to the Articles of Incorporation of the Corporation attached to this Agreement as Exhibit B (the "Articles of Amendment"), (ii) such number of shares of the Corporation's Common Stock, par value $.001 per share (the "Common Stock"), as may be issuable upon conversion of the Series A Stock (the "Conversion Shares"), (iii) warrants to purchase an aggregate of 200,000 shares of Common Stock (the "Warrants"), and (iv) 200,000 shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares").

            1.2 Agreement to Purchase and Sell. Upon the terms and subject to the conditions set forth herein, the Corporation agrees to sell to each Investor at the Closing, and each Investor agrees, severally and not jointly, to purchase from the Corporation at the Closing, the number of shares of Series A Stock set forth beside such Investor's name on Exhibit A, at a price of $6,000 per share (the "Purchase Price"). The shares of Series A Stock purchased and sold pursuant to this Agreement will be collectively hereinafter referred to as the "Purchased Shares".



            1.3 Issuance of Warrants. The Corporation agrees to issue to each Investor, at the time of the Closing, that portion of the Warrants set forth beside such Investor's name on Exhibit A.

      2.    CLOSING.

            2.1 The Closing. The purchase and sale of the Purchased Shares and the issuance of the Warrants will take place at the offices of Holland & Knight, Suite 1300, One East Broward Boulevard, Ft. Lauderdale, Florida 33301, at 1:00 p.m. Eastern Time, on December 20, 1996 or at such other time and place as the Corporation and the Investors mutually agree upon (which time and place are referred to in this Agreement as the "Closing"). At the Closing, the Corporation will deliver to each Investor (A) a certificate, such certificate to be in the form approved by the Investors prior to the Closing, representing the number of Purchased Shares that such Investor has agreed to purchase hereunder as shown on Exhibit A, against delivery of the full Purchase Price for such Purchased Shares to the Corporation by the Investors, paid by wire transfer of funds to the Corporation, and (B) that portion of the Warrants in the number set forth beside such Investor's name on Exhibit A, such Warrants to be in the form of the "Form of Warrant" attached hereto as Exhibit C.


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      3.    REPRESENTATIONS AND WARRANTIES OF THE CORPORATION.

      The Corporation hereby represents and warrants to each Investor that the statements in the following paragraphs of this Section 3 are true and correct as of the date hereof:

            3.1 Organization, Good Standing and Qualification. The Corporation and each of its subsidiaries other than the Excluded Subsidiaries (as defined below), (each, a "Subsidiary" and collectively, the "Subsidiaries"), are corporations duly organized, validly existing and in good standing under the laws of the state in which they are incorporated and have all requisite corporate power and authority to own their respective properties and assets and to carry on their respective businesses as now conducted and as presently proposed to be conducted. The Corporation and each Subsidiary are qualified to do business as foreign corporations in each jurisdiction where failure to be so qualified would have a material adverse effect on the financial condition, business, prospects or operations of the Corporation and the Subsidiaries, taken as a whole.

            3.2   Capitalization.    Immediately   prior   to  the  Closing  the
capitalization of the Corporation will consist of the following:

                  (a) Preferred Stock. A total of 1,000,000 authorized shares of preferred stock, $.10 par value per share (the "Preferred Stock"), consisting of 1,200 shares designated as Series A Preferred Stock, none of which will be issued and outstanding. The rights, preferences and privileges of the Series A Stock will be as stated in the Articles of Amendment and as provided by law.

                  (b) Common Stock. A total of 25,000,000 authorized shares of Common Stock, of which 8,311,701 shares will be issued and outstanding.

                  (c) Options, Warrants, Reserved Shares. Except as described on
Schedule 3.2(c) hereof, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Corporation of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Corporation's capital stock. Apart from the exceptions noted on
Schedule 3.2(c) and the Investors' right of first refusal set forth in Section 5 hereof, no shares of the Corporation's outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options, warrants or rights, or other stock issuable by the Corporation, are subject to any rights of first refusal or other rights to purchase such stock (whether in favor of the Corporation or any other person), pursuant to any agreement or commitment to which the Corporation is a party or by which it or any of its assets are bound. Except as described on Schedule 3.2(c) hereof, the Corporation is not a party to any shareholders' or other agreement affecting the rights of the holders of Common Stock.

            3.3 Subsidiaries. Except as described in the SEC Documents (as defined below) or on Schedule 3.3 hereof, the Corporation does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

            3.4 Due  Authorization.  All  corporate  action  on the  part of the
Corporation, its officers, directors and shareholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Corporation under, this Agreement, the Registration Rights Agreement (as defined below), the Warrants and all other documents, certificates or instruments executed and delivered by the Corporation at the Closing (collectively, the "Transaction Documents"), and the authorization, issuance, reservation for issuance and delivery of all of the Purchased Shares, the Conversion Shares, the Warrants and the Warrant Shares has been taken or will be taken prior to the Closing, and the Transaction Documents constitute, or when executed, will constitute, valid and legally binding obligations of the Corporation, enforceable in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

            3.5   Valid Issuance of Stock.

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                  (a)   The Purchased Shares and the Warrants, when issued, sold
and   delivered  in   accordance  with  the  terms  of  this  Agreement  for the consideration provided for herein, will be duly and validly issued, fully paid and nonassessable, free and clear of any liens, claims, encumbrances, or preemptive rights. The Conversion Shares and the Warrant Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Articles of Amendment, will be duly and validly issued, fully paid and nonassessable, free and clear of any liens, claims, encumbrances or preemptive rights. The Purchased Shares shall have the rights, privileges and preferences set forth in the Articles of Amendment.

                  (b) Based on the representations and warranties made by the Investors in Section 6 hereof, and assuming compliance by Cruttenden Roth (the "Placement Agent") with all of the requirements of Regulation D governing the offering of the Purchased Shares and the Warrants, the Purchased Shares (assuming no unlawful distribution of the Purchased Shares or the Warrants by Investors), the Conversion Shares and the Warrant Shares will be issued in full compliance with the registration and prospectus delivery requirements of the Securities Act of 1933 (as in effect on the date hereof), or in compliance with applicable exemptions therefrom, and with the securities laws of those states of the United States (as in effect on the date hereof) in which the addresses shown on Exhibit A are located.

                  (c) The outstanding shares of the capital stock of the Corporation are duly and validly issued, fully paid and nonassessable, and such shares of such capital stock, and all outstanding options, warrants, convertible notes and other securities of the Corporation, have been issued in full compliance with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "1933 Act"), or in compliance with applicable exemptions therefrom, the registration and qualification requirements of all applicable securities laws of states of the United States, or in compliance with applicable exemptions therefrom, and all other provisions of applicable securities laws of states of the United States, including, without limitation, anti-fraud provisions.

            3.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Corporation is required in connection with the consummation of the transactions contemplated by this Agreement and all other Transaction Documents, except for (i) any necessary filings and/or qualifications under applicable state securities laws, and (ii) such other qualifications or filings under the 1933 Act and the regulations thereunder as may be required in connection with the transactions contemplated by this Agreement. All such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

            3.7 Litigation. Except as set forth in the SEC documents (as defined below) and as described on Schedule 3.7 hereof, there is no action, suit, proceeding, claim, arbitration or investigation ("Action") pending (or, to the best of the Corporation's or applicable Subsidiary's knowledge, currently threatened) against the Corporation or any Subsidiary, its activities, properties or assets or, to the best of the Corporation's or applicable Subsidiary's knowledge, against any officer, director or employee of the Corporation or any Subsidiary in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, the Corporation or any Subsidiary. To the best of the Corporation's knowledge, there is no factual or legal basis for any such Action that might result, individually or in the aggregate, in any material adverse change in the business, properties, assets, financial condition, affairs or prospects of the Corporation. The Corporation or any Subsidiary is not a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and, except as described on Schedule 3.7, there is no Action by the Corporation or any Subsidiary currently pending. For purposes of this
Section 3, the "Corporation's or applicable Subsidiary's knowledge" shall mean the actual knowledge of the directors or officers of the Corporation or the applicable Subsidiary; the "Corporation's knowledge" shall mean the actual knowledge of the directors or officers of the Corporation.

            3.8   Status of Proprietary Assets.

                  (a) Ownership.  The  Corporation and each Subsidiary have full title to and ownership of, or have license to, all patents, patent applications, trademarks, service marks, trade names, copyrights, trade secrets, confidential and proprietary information, compositions of matter, formulas, designs, proprietary rights, know-how and processes (all of the foregoing collectively hereinafter referred to as the "Proprietary Assets") necessary to enable them

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to  carry on their  respective  businesses  as now  conducted  and as  presently proposed to be conducted. To the best of the Corporation's knowledge, no third party has any ownership right to, title to, interest in, claim in or lien on any of the Corporation's or any Subsidiary's Proprietary Assets and the Corporation has taken, and in the future the Corporation will use its best efforts to take, all steps reasonably necessary to preserve its legal rights in, and the secrecy of, all such Proprietary Assets, except those for which disclosure is required for legitimate business or legal reasons.

                  (b)  Licenses;  Other  Agreements.  Except  as  set  forth  on
Schedule 3.8(b) hereof, the Corporation or any Subsidiary has not granted, and, to the best of the Corporation's knowledge, there are not outstanding, any options, licenses or agreements of any kind relating to any Proprietary Asset of the Corporation or any Subsidiary, nor is the Corporation or any Subsidiary bound by or a party to any option, license or agreement of any kind with respect to any such Proprietary Assets. Except as set forth on Schedule 3.8(b), the Corporation or any Subsidiary is not obligated to pay any royalties or other payments to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any Proprietary Asset or any other property or rights.

                  (c) No Infringement. To the best of the Corporation's knowledge, the Corporation or any Subsidiary has not violated or infringed, and is not currently violating or infringing, and the Corporation or any Subsidiary has not received any communications alleging that the Corporation or any Subsidiary (or any of their respective employees or consultants) has violated or infringed or, by conducting its business as proposed, would violate or infringe, any Proprietary Asset of any other person or entity.

            3.9 Compliance with Law, Charter Documents and Material Agreements. The Corporation or any Subsidiary is not in violation or default of any provisions of its Articles of Incorporation or Bylaws, both as amended, except for any violations that individually and in the aggregate would not have a material adverse effect on the Corporation and its Subsidiaries, taken as a whole; the Corporation or any Subsidiary is in compliance with all applicable statutes, laws, regulations and executive orders of the United States of America and all states, foreign countries or other governmental bodies and agencies having jurisdiction over its business or properties. The Corporation or any Subsidiary has not received any notice of any violation of such statutes, laws, regulations or orders which has not been remedied prior to the date hereof. The execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby or thereby, will not result in any such violation or be in conflict with or constitute, with or without the passage of time or the giving of notice or both,
(i) a violation of either the Corporation's or any Subsidiary's Articles of Incorporation or Bylaws, both as amended, or, (ii) to the best of the Corporation's knowledge, a violation of any statutes, laws, regulations or orders, or (iii) a breach of or conflict with any material agreement to which the Corporation or any Subsidiary is a party or by which any of them is bound, or (iv) an event which results in the creation of any lien, charge or encumbrance upon any asset of the Corporation or any Subsidiary.

            3.10 SEC Documents. The Corporation has filed with the United States Securities and Exchange Commission (the "SEC") its Annual Report on Form 10-K and its Annual Report to Shareholders for the year ended October 31, 1995, all Quarterly Reports on Form 10-Q due to be filed with the SEC since October 31, 1995, all necessary Current Reports on Form 8-K since October 31, 1995, and the Corporation's Proxy Statement for its 1995 Annual Meeting of Shareholders (collectively, the "SEC Documents"). Each of the SEC Documents, as of the date the same were filed with the SEC, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and, as of their filing date, none of such documents contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Except as set forth on Schedule 3.10 hereof, the Company is not aware of any event which would require the filing of a Form 8-K after the date hereof and all material agreements required to be filed as exhibits to the SEC Documents have been filed as required. The Corporation and each Subsidiary is not presently in breach, nor, to the Corporation's knowledge, is any other party to any such material agreement in breach, of any such material agreement.

            3.11 Registration Rights. Except as provided in the Registration Rights Agreement and as described on Schedule 3.11 hereof, the Corporation has not granted or agreed to grant to any person or entity any rights (including piggyback registration rights) to have any securities of the Corporation registered with the SEC or any other governmental authority.


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            3.12 Financial  Statements.  The consolidated  financial statements, including the related notes, of the Corporation and the Subsidiaries included in the SEC Documents (the "Financial Statements") were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and fairly present the financial position and results of operations of the Corporation and the Subsidiaries, on a consolidated basis, at the dates and for the periods presented. The Corporation and each Subsidiary make and keep accurate books and records reflecting their respective assets and maintain internal accounting controls that provide reasonable assurance that (i) transactions are executed in accordance with management's authorization, (ii) transactions are recorded as necessary to permit preparation of consolidated Financial Statements in accordance with generally accepted accounting principles and to maintain accountability for the assets of the Corporation and each Subsidiary, (iii) access to the assets of the Corporation and each Subsidiary is permitted only in accordance with management's authorization, and (iv) the recorded accountability for assets of the Corporation and of each Subsidiary is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Corporation and each Subsidiary have good and marketable title to all of the assets set forth on the most recent consolidated balance sheet included in the Financial Statements, except for such assets as have been used, sold or transferred in the ordinary course of business since such date and subject to such liens, claims, security interests and other encumbrances arising in the ordinary course of business and that do not materially affect the Corporation's or such Subsidiary's use of such properties and assets.

            3.13 ERISA Plans. Except as set forth in the SEC Documents and except for those described on Schedule 3.13 hereof, the Corporation and each Subsidiary does not have any Employee Pension Benefit Plan as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended.

            3.14 Insurance. The Corporation and each Subsidiary have in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow them to replace any of their respective properties that might be damaged or destroyed.

            3.15 Tax Returns and Payments. The Corporation has timely filed all tax returns and reports required by law, except where the failure to do so did not or would not have a material adverse effect on the Corporation's financial condition or results of operations. All tax returns and reports of the Corporation are true and correct in all material respects. The Corporation has paid all taxes and other assessments due, except those, if any, currently being contested by it in good faith.

            3.16 Labor Agreements and Actions. The Corporation is not bound by or subject to any contract, commitment or arrangement with any labor union, and to the Corporation's best knowledge, no labor union has requested, sought or attempted to represent any employees, representatives or agents of the Corporation. There is no strike or other labor dispute involving the Corporation pending nor, to the Corporation's best knowledge, threatened, nor is the Corporation aware of any labor organization activity involving its employees.

            3.17 Environmental Matters. Except as set forth in the SEC Documents and on Schedule 3.17 hereof:

                  (a) During the period that the Corporation or any Subsidiary has leased or owned its properties or owned or operated any facilities, there have been no material disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under such properties or facilities. The Corporation has no knowledge of any material disposals, releases or threatened releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to the Corporation or any Subsidiary having taken possession of any of such properties or facilities. For purposes of this Agreement, the terms "disposal," "release" and "threatened release" shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA"). For the purposes of this Section "Hazardous Materials" shall mean any hazardous or toxic substance, material or waste which is or becomes prior to the Closing regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous material," "toxic substance," or "hazardous chemical" under (1) CERCLA; (2) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et seq.; (3) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; (4) the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; (5) the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq.; (6) regulations promulgated

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under any of the above statutes;  or (7) any applicable  state or local statute, ordinance, rule, or regulation that has a scope or purpose similar to those statutes identified above.

                  (b) The Corporation or any Subsidiary has not received any notice of, nor, to the best of the Corporation's knowledge, are any of the Corporation's or any Subsidiary's properties or facilities in violation of any federal, state, or local law, ordinance, regulation, or order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and ground water condition. During the time that the Corporation or any Subsidiary has owned or leased its properties and facilities, neither the Corporation or any Subsidiary nor, to the Corporation's knowledge, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials.

                  (c) During the time that the Corporation or any Subsidiary has owned or leased its properties and facilities, there has been no litigation brought or threatened against the Corporation or any Subsidiary, or any settlement reached by the Corporation or any Subsidiary with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such properties or facilities.

                  (d) During the period that the Corporation or any Subsidiary has owned or leased its properties and facilities, no Hazardous Materials have been transported from such properties or facilities to any site or facility now listed or proposed for listing on the National Priorities List, at 40 C.F.R.
Part 300, or any list with a similar scope or purpose published by any state authority.

            3.18 Trading on Nasdaq. The Common Stock is authorized for quotation on the Nasdaq National Market or the Nasdaq SmallCap Market and trading in the Common Stock on Nasdaq has not been suspended.

            3.19 Solicitation; Offering. Neither the Corporation or any Subsidiary, nor any of their respective affiliates or, to such entity's knowledge, any person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Series A Stock or (ii) has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Series A Stock under the 1933 Act.

            3.20 Fees. The Corporation is not obligated to pay any compensation or other fees to any broker, agent or other representative in connection with this Agreement or the transactions contemplated hereby other than the Placement Agent.

            3.21 Excluded Subsidiaries. With respect to Georgia Electric Company and Dial Communications, Inc. (the "Excluded Subsidiaries"), the representations and warranties which were made to the Corporation in the respective stock purchase agreements in which the Corporation acquired all of the issued and outstanding shares of common stock of each of the Excluded Subsidiaries, are true and correct as though made as of the date hereof without regard to any dates set forth therein.

            3.22 Changes  Since  Balance  Sheet Date. Except as  set  forth  on
Schedule 3.22 hereof, since the date of the most recent balance sheet included in the Financial Statements, there has not been:

            (a) to the Corporation's knowledge, any event or condition of any character which would materially and adversely affect the assets, properties, financial condition, operating results or business of the Corporation and the Subsidiaries, taken as a whole; or

            (b) any indebtedness or liabilities incurred in excess of $100,000 individually or $500,000 in the aggregate.

            3.23 Shareholder Approval.The Non-Quantitative Designation Criteria for Nasdaq National Market Issuers do not require shareholder approval for the issuance of the Series A Stock or the Warrants.

      4.AGREEMENTS OF THE CORPORATION. The Corporation agrees with the Investors that, at all times subsequent to the Closing up to and including the date which is three years from the date of the Closing, it will comply with the following agreements:

            4.1 Financial and Other Information. The Corporation will send to the Investors, (i) promptly following the filing thereof with the SEC, its annual reports on Form 10-K, quarterly reports on Form 10-Q, any current reports on Form 8-K, and proxy statements and (ii) promptly following the issuance thereof, any press releases.

            4.2   [INTENTIONALLY OMITTED]








            4.3   Reservation of Shares.

                  (a) The Corporation will at all times have authorized and reserved for issuance a sufficient number of shares of Common Stock in order to provide for the issuance of the Conversion Shares. In the event that, upon conversion of the Series A Stock, the Corporation has not authorized and reserved a sufficient number of shares of Common Stock to effect such conversion (a "Conversion Default"), the Corporation shall issue and deliver, in accordance with the Instruction Letter, to the holder or holders of such Series A Stock, on a pro rata basis, all of the shares of Common Stock then available for issuance. The Corporation will immediately thereafter issue a written notice of such Conversion Default to all holders of Series A Stock and will use its best efforts to authorize an appropriate additional number of shares of Common Stock.

                  In the event that a Conversion Default remains outstanding for a period of thirty (30) days, each holder of Series A Stock shall have the right, effective upon written notice to the Corporation (a "Redemption Notice"), to require the Corporation to redeem any or all such Series A Stock at a price equal to the Liquidation Preference (as defined in the Articles of Amendment), plus any accrued and unpaid dividends, for each share of Series A Stock being redeemed, plus the product of the number of shares of Common Stock into which the shares of Series A Stock are then convertible multiplied by an amount equal to the difference between (x) the average closing bid price quoted on a share of Common Stock on the Nasdaq National Market, or other principal securities market on which the Common Stock is traded, for the three (3) trading days immediately following the date of the Redemption Notice (or if the Corporation's Common Stock is not traded or listed on the Nasdaq National Market, or other principal securities market, the average of the closing bid prices in the over-the-counter market on such days as reported by Nasdaq or any comparable system, or if not so reported, as reported by any New York Stock Exchange member firm selected by the Corporation for such purpose) and (y) the lesser of the then applicable Floating Conversion Price (as defined in the Articles of Amendment, except that the term "Redemption Notice" contained in the definition of Floating Conversion Price shall refer to the Redemption Notice referred to in this Section 4.3(a)) and the Fixed Conversion Price (as defined below), payable in each such case within five
(5) days of receipt by the Corporation of such Redemption Notice. Shares of Series A Stock that have not been so redeemed following a Conversion Default shall continue to be governed by the provisions of this Agreement, the Articles of Amendment and the Registration Rights Agreement. The "Fixed Conversion Price" is $9.82, which is an amount equal to 125% of the average closing bid price for a share of the Corporation's Common Stock on the Nasdaq National Market for the three trading days immediately preceding the date preceding the date on which the shares of Series A Stock are issued.

                  (b) The Corporation will at all times have authorized and reserved for issuance a sufficient number of shares of Common Stock in order to provide for the issuance of the Warrant Shares. In the event that, upon exercise of the Warrants, the Corporation has not authorized and reserved a sufficient number of shares of Common Stock to effect such exercise (a "Warrant Exercise Default"), the Corporation shall issue and deliver, in accordance with the Instruction Letter, to the holder or holders of such Warrants, on a pro rata basis, all shares of Common Stock then available for issuance. The Corporation will immediately thereafter issue a notice of such Warrant Exercise Default to all holders of Warrants and will use its best efforts to authorize an appropriate additional number of shares of Common Stock.

                  In the event that a Warrant Exercise Default remains outstanding for a period of thirty (30) days, each holder of Warrants shall have the right, effective upon written notice to the Corporation (a "Purchase Notice"), to require the Corporation to redeem any or all such Warrants at a price per underlying Warrant Share equal to the difference between (x) the average closing bid price quoted on a share of Common Stock on the Nasdaq National Market, or other principal securities market on which the Common Stock is traded, for the three (3) business days immediately following the date of the Purchase Notice (or if the Corporation's Common Stock is not traded or listed on the Nasdaq National Market, or other principal securities market, the average of the closing bid prices in the over-the-counter market on such days as reported by Nasdaq or any comparable system, or if not so reported, as reported by any New York Stock Exchange member firm selected by the Corporation for such purpose) and (y) $9.82, as adjusted pursuant to the terms of the Warrants (provided, however, that the difference between (x) and (y) is positive), payable in each such case within five (5) days of receipt by the Corporation of such Purchase Notice.

      4.4 Use of Proceeds. The Corporation will use the proceeds of the sale of the Series A Stock for general corporate purposes.

      4.5 Use of Investor Names. The Corporation will refrain from using, directly or indirectly, the name of any Investor in any advertisement, announcement, press release or other similar communication unless it has received the prior written consent of such Investor with respect to the specific use contemplated.

      5. INVESTORS' RIGHT OF FIRST REFUSAL. So long as any shares of Series A Stock are issued and outstanding, if the Corporation conducts a private offering of any equity securities, the Corporation shall offer the Investors that still hold such shares of Series A Stock the right to purchase all of such equity securities for cash at an amount equal to the price or other consideration for which such securities are to be sold. The Corporation shall provide written notice thereof to such Investors, which notice shall describe the securities proposed to be sold and specify the number, price and payment terms. Such Investors may accept the Corporation's offer on a pro rata basis, in proportion to the relative number of shares of Series A Stock that each such Investor then holds, or any lesser number of securities, by delivering written notice thereof to the Corporation within ten (10) days after such Investor's receipt of written notice from the Corporation (such tenth day hereinafter referred to as the "Notice Date"). If any Investor chooses not to purchase all or any portion of the securities it is entitled to purchase under this Section 5, then the Corporation shall notify in writing all of the other eligible Investors that such securities are available for purchase by such remaining Investors on a pro rata basis, in proportion to the number of shares of Series A Stock that each such remaining Investor holds in relation to those shares of Series A Stock held by all of the other remaining Investors. Each such remaining Investor shall notify the Corporation within five (5) days after its receipt of the Corporation's written notice of its intent to purchase such remaining securities. In the event that all of such securities are not purchased by the Investors pursuant to this Section 5, the Corporation may at any time prior to sixty (60) days after the Notice Date, offer and sell to any third party the number of securities not agreed to be purchased by such eligible Investors, at a price and on payment terms no less favorable to the Corporation than those set forth in the written notice by the Corporation to the Investors. However, if such third party sale or sales are not consummated within such sixty (60) day period, the Corporation shall not sell such securities as have not been purchased within such period without again complying with this Section 5.

      6. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF INVESTORS. Each Investor hereby represents and warrants to, and agrees with, the Corporation, severally and not jointly, that:

            6.1 Authorization. This Agreement constitutes such Investor's valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) principles governing the availability of equitable remedies. Each Investor represents that such Investor has full power and authority to enter into this Agreement, the Registration Rights Agreement, and all other Transaction Documents to which such Investor is a party and to consummate the transactions contemplated hereby and thereby.

            6.2 Purchase for Own Account. The Purchased Shares to be purchased by such Investor hereunder will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same; provided, however, that in making such representations, the Investor does not agree to hold the Purchased Shares for any minimum or other specific term and reserves the right to dispose of the Purchased Shares at any time in accordance with the other provisions of this Agreement and with Federal and state securities laws applicable to such disposition. If not an individual, such Investor also represents that such Investor has not been formed for the specific purpose of acquiring the Purchased Shares.

            6.3 Disclosure of Information. Such Investor or its representative has received or has had full and complete access to all the information it considers necessary or appropriate and material to make an informed investment decision with respect to the Purchased Shares to be purchased by such Investor under this Agreement, including, without limitation, copies of the SEC Documents. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Corporation in Section 3. Each Investor acknowledges that it is acquiring the Purchased Shares without being furnished any offering literature or prospectus.

            6.4 Accredited Investor Status. Such Investor is an "accredited investor" within the meaning of Regulation D promulgated under the 1933 Act.

            6.5 Restricted Securities. Such Investor understands that the Purchased Shares are characterized as "restricted securities" under the 1933 Act inasmuch as they are being acquired from the Corporation in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, such Investor represents that such Investor is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act. Such Investor understands that the Corporation is under no obligation to register any of the securities sold hereunder except as provided in the Registration Rights Agreement.

            6.6 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Purchased Shares or the Conversion Shares unless and until:

                  (i) there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                  (ii) such Investor shall have furnished the Corporation, at the expense of the Investor, with an opinion of counsel, reasonably satisfactory to the Corporation, that such disposition will not require registration of such securities under the 1933 Act; and

                  (iii)  with  respect  to  the  Purchased   Shares  only,   the
Corporation has consented in writing to such disposition, which consent will not be unreasonably withheld.

            Notwithstanding the provisions of paragraphs (i), (ii) and (iii) above, no such registration statement or opinion of counsel (unless required by the Transfer Agent with respect to the Conversion Shares) shall be required: (i) for any transfer of any Purchased Shares or Conversion Shares in compliance with SEC Rule 144 or Rule 144A; (ii) for any transfer of any Purchased Shares or Conversion Shares by an Investor that is a partnership or a corporation to (A) a partner of such partnership or an "affiliate" (as such term is defined in Regulation D under the 1933 Act) of such corporation (in which case no consent of the Corporation as described in paragraph (iii) above shall be required), (B) a retired partner of such partnership who retires after the date hereof, or (C) the estate of any such partner or shareholder; or (iii) for the transfer by gift, will or intestate succession by any Investor to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 6 (other than Section 6.4) to the same extent as if the transferee were an original Investor hereunder.

            6.7   Legends.

                  (a) It is understood that the certificates evidencing the Conversion Shares and the Warrant Shares will bear the legends set forth below:

      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                  (b) The legend set forth in (a) above shall be removed by the Corporation from any certificate evidencing Purchased Shares or Conversion Shares or Warrant Shares at such time as a Registration Statement is in effect with respect to such securities or upon delivery to the Corporation of an opinion by counsel, reasonably satisfactory to the Corporation, that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Corporation issued the Purchased Shares or Conversion Shares or Warrant Shares.

      7.CONDITIONS TO INVESTORS' OBLIGATIONS AT CLOSING. The obligations of each Investor under Section 2 of this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent to such waiver, which consent may be given by written, oral or telephone communication to the Corporation, its counsel or to special counsel to the
Investors:

            7.1 Representations and Warranties True. Each of the representations and warranties of the Corporation contained in Section 3 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

            7.2 Performance. The Corporation shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be complied with or performed by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

            7.3 Articles of Amendment Effective. The Articles of Amendment shall have been duly adopted by the Corporation by all necessary corporate action of its Board of Directors and shareholders, and shall have been duly filed with and accepted by the Florida Department of State.

            7.4 Compliance Certificate. The Corporation shall have delivered to each Investor at the Closing a certificate signed on its behalf by its President, Chief Executive Officer or Chief Financial Officer certifying that the conditions specified in Sections 7.1, 7.2 and 7.3 have been fulfilled.

            7.5 Securities Exemptions. The offer and sale of the Purchased Shares to the Investors pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act and/or the qualification requirements of all applicable state securities laws.

            7.6 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Investor and to the Investors' special counsel, and they shall each have received all such counterpart originals and certified or other copies of such documents as they may reasonably request. Such documents shall include (but not be limited to) the following:

                  (a) Certified Charter Documents. A copy of the Articles of Incorporation and the Bylaws of the Corporation (in each case as amended through the date of the Closing), certified by the Secretary of the Corporation as true and correct copies thereof as of the Closing.

                  (b) Secretary's Incumbency Certificate. A certificate of the Secretary or an Assistant Secretary or other officer of the Corporation certifying the names of the officers of the Corporation authorized to sign this Agreement, the Registration Rights Agreement, the certificates for the Purchased Shares and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Corporation or any of its officers, together with the true signatures of such officers.

                  (c) Corporate Actions. A copy of the resolutions of the Board of Directors and, if required, the shareholders of the Corporation adopting the Articles of Amendment and providing for the authorization of the Series A Stock, the Warrants, the Conversion Shares and the Warrant Shares, the approval of this Agreement and all other Transaction Documents, the issuance of the Purchased Shares, the Warrants, the Conversion Shares and the Warrant Shares and the other matters contemplated hereby.

                  (d) Good Standing Certificates. A good standing certificate issued by the Florida Department of State dated within ten (10) days of the Closing.

            7.7 No Material Change. There shall have been, in the reasonable judgment of such Investor, no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Corporation.

            7.8 Opinion of Corporation Counsel. Each Investor shall have received an opinion from Holland & Knight, counsel for the Corporation, dated as of the date of the Closing, in the form attached hereto as Exhibit D.

            7.9 Opinion of Hunton & Williams. Each Investor shall have received an opinion from Hunton & Williams, New York, dated as of the date of the Closing, in the form attached as Exhibit E.

            7.10 Registration Rights Agreement. The Corporation and each Investor shall have executed and delivered the Registration Rights Agreement in the form attached to this Agreement as Exhibit F (the "Registration Rights Agreement").

            7.11 Issuance of Warrants. The Corporation shall have executed and delivered Warrants in the form attached as Exhibit C to each Investor in the amounts noted on Exhibit A.

            7.12 Management Lock-Up Agreements. The Corporation shall have caused Daniel Osborne and William J. Mercurio to have executed and delivered the Lock-Up Agreements in the form attached as Exhibit G.

            7.13  Market  Conditions.  There  shall not have  occurred:  (i) any suspension of trading generally on any national securities exchange or association; (ii) a general moratorium on commercial banking activities in New York; or (iii) any outbreak or escalation of hostilities; or (iv) any adverse change in financial markets or any other crisis or calamity; which, in the sole judgment of such Investor, makes the purchase of the Series A Stock inadvisable.

      8. CONDITIONS TO THE CORPORATION'S OBLIGATIONS AT CLOSING. The obligations of the Corporation to each Investor under this Agreement are subject to the fulfillment or waiver on or before the Closing of each of the following conditions by such Investor:

            8.1 Representations and Warranties. The representations and warranties of such Investor contained in Section 6 shall be true and correct on the date of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

            8.2 Payment of Purchase Price. Each Investor shall have delivered to the Corporation the purchase price specified for such Investor on Exhibit A in accordance with the provisions of Section 2 hereof.

            8.3 Articles of Amendment Effective. The Articles of Amendment shall have been duly adopted by the Corporation by all necessary corporate action of its Board of Directors and shareholders, and shall have been duly filed with and accepted by the Secretary of State of the State of Florida.

            8.4 Securities Exemptions. The offer and sale of the Purchased Shares to the Investors pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act and the registration and/or qualification requirements of all other applicable state securities laws.

            8.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Corporation and to the Corporation's legal counsel, and the Corporation shall have received all such counterpart originals and certified or other copies of such documents as it may reasonably request.

      9.    INDEMNIFICATION.

            9.1 Indemnity by Corporation. The Corporation agrees to indemnify and hold harmless each Investor, and its officers, employees, shareholders, affiliates and agents, from and against any loss, claim, liability, damage or expense, including reasonable legal fees and expenses (collectively, "Losses"), as incurred, that arise out of or in connection with any breach by the
Corporation, or any of the Subsidiaries, of any of their respective representations, warranties or agreements set forth in this Agreement or any other Transaction Document, except that any person or entity seeking indemnification hereunder will not be entitled to such indemnification to the extent that any such Loss is the result of the negligence or willful misconduct on the part of such person or entity.

            9.2 Indemnity by Investors. Each Investor agrees, severally and not jointly, to indemnify and hold harmless the Corporation, the Subsidiaries, and each of their respective officers, employees, shareholders, affiliates and agents, from and against any Losses, as incurred, that arise out of or in connection with any breach by such Investor of any of its representations, warranties or agreements set forth in this Agreement or any other Transaction Document, except that any person or entity seeking indemnification hereunder will not be entitled to such indemnification to the extent that any such Loss is the result of the negligence or willful misconduct on the part of such person or entity.

      10.   MISCELLANEOUS.

            10.1 Survival. The representations, warranties, covenants and indemnities of the Corporation and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing until the earlier of the third anniversary of the date hereof or the conversion of all of the Purchased Shares into Common Stock (as provided in the Articles of Amendment) and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any of the Investors, their counsel or the Corporation, as the case may be.

            10.2 Successors and Assigns. The Investors may assign their rights hereunder to any transferee permitted by the terms of Section 6.6 hereof; provided, however, that any such assignment shall not diminish the rights of the Investors with respect to any shares of Series A Stock or Warrants still owned by the Investors. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

            10.3 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of New York, without reference to principles of conflict of laws or choice of laws.

            10.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            10.5 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

            10.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and addressed to the party to be notified at the address or facsimile number indicated for such party on Exhibit A or, in the case of the Corporation, at 1601 Forum Place, Suite 1110, West Palm Beach, Florida 33401, attention Daniel Osborne, Chief Accounting Officer, or at such other address as any Investor or the Corporation may designate by giving ten (10) days advance written notice to all other parties. Such notice shall be deemed effectively given upon (i) personal delivery to the party to be notified or (ii) delivery by overnight courier to the party to be notified or (iii) on the fifth (5th) business day following deposit with the United States Post Office, by registered or certified mail, postage prepaid or
(iv) delivery via facsimile and confirmation generated by the sender's facsimile machine.

            10.7  Amendments  and  Waivers.  Any term of this  Agreement  may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Corporation and the holders of Purchased Shares, Conversion Shares, Warrants and/or Warrant Shares representing at least 66.6% of the aggregate number of shares of Common Stock into which the Purchased Shares then are convertible and/or have been converted and for which the Warrants are exercisable or have been exercised (excluding any of such shares that have been sold to the public or pursuant to SEC Rule 144). Any amendment or waiver effected in accordance with this subsection 10.7 shall be binding upon each holder of any Purchased Shares, Conversion Shares, Warrants and/or Warrant Shares at the time outstanding, each future holder of such securities, and the Corporation;provided, however, that no such amendment or waiver that adversely affects the rights of any holder of Purchased Shares, Conversion Shares, Warrants or Warrant Shares shall be effective without the written consent of all of such holders, and that no condition set forth in
Section 5 may be waived with respect to any Investor who does not consent thereto.

            10.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

            10.9 Entire Agreement. This Agreement, together with all exhibits and schedules hereto, all of the other Transaction Documents, and the other agreements to be delivered by the parties at the Closing, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

            10.10 Further Assurances. From and after the date of this Agreement, upon the request of any Investor or the Corporation, the Corporation and the Investors shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

            10.11 Independent Nature of Investors' Rights. The obligations of each Investor hereunder are several and not joint, and neither Investor shall be responsible for the obligations of the other Investor hereunder. Nothing contained herein or in any other agreement or document to be delivered at the Closing, and no action taken by the Investors pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity. Each Investor shall be entitled to protect and enforce its rights arising out of this Agreement and out of any such other agreement or document and it shall not be necessary for the other Investor to be joined as an additional party in any proceeding for such purpose.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


THE CORPORATION:                          THE INVESTORS:


ABLE TELCOM HOLDING CORP.,                CREDIT SUISSE FIRST BOSTON
a Florida corporation                     CORPORATION



By:  /s/William J. Mercurio         By: ____________________________________
     ---------------------------
     William J. Mercurio                      Print Name:
     President and Chief                      Title:________________________
     Executive Officer


                                          SILVERTON INTERNATIONAL FUND LIMITED




                                          By: ______________________________
                                               Print Name:
                                               Title:_______________________

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT


                         LIST OF SCHEDULES AND EXHIBITS


SCHEDULES:

Schedule 3.2(c)   Outstanding Options, Warrants, Rights and Agreements

Schedule 3.3      Ownership Interests of Corporation

Schedule 3.7      Litigation

Schedule 3.8(b)   Licenses

Schedule 3.10     Material Agreements Not Filed with SEC

Schedule 3.11     Securities Rights Granted

Schedule 3.13     Employee Benefits Plans

Schedule 3.17     Environmental Matters

Schedule 3.21     Excluded Subsidiaries

Schedule 3.22     Changes Since Balance Sheet Date


EXHIBITS:

Exhibit A   -     Schedule of Investors

Exhibit B   -     Articles of Amendment to Articles of Incorporation

Exhibit C   -     Form of Warrant

Exhibit D   -     Form of Opinion of Corporation Counsel

Exhibit E   -     Form of Opinion of Hunton & Williams - New York

Exhibit F   -     Form of Registration Rights Agreement

Exhibit G   -     Form of Lock-Up Agreement


                                    EXHIBIT A

                              Schedule of Investors


                                                  Number of
                                                   Shares
                                                  of Common
                            Shares of Series A      Stock
                             Stock Purchased     Subject to        Purchase
Investor                                           Warrant          Price
--------                                           -------          -----

Credit Suisse First Boston
Corporation
11 Madison Avenue
3rd Floor
New York, NY  10010                     500          100,000    $3,000,000
Facsimile No. (212) 325-8102
Silverton International
Fund Limited
129 Front Street
Hamilton HM12 Bermuda                   500          100,000    $3,000,000
Facsimile No. (203) 625-8676



                    TOTALS:           1,000          200,000    $6,000,000

=========================== =================  ===============  ==============

                                    EXHIBIT B

               Articles of Amendment to Articles of Incorporation



                                  See Attached

                                    EXHIBIT C

                                 Form of Warrant



                                  See Attached

                                    EXHIBIT D

                    Form of Opinion of Corporation's Counsel



                                  See Attached

                                    EXHIBIT E

                      Form of Opinion of Hunton & Williams



                                  See Attached

                                    EXHIBIT F

                      Form of Registration Rights Agreement



                                  See Attached

                                    EXHIBIT G

                            Form of Lock-Up Agreement



                                  See Attached